Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Comtech Telecommunications Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	(3)	Common Stock, $0.10 par value per share	457(c) and 457(h)	2,800,000	$3.59	$10,052,000	.00013810	$1,388.18
Total Offering Amounts						$10,052,000		$1,388.18
Total Fee Offsets (4)								$1,388.18
Net Fee Due								$—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Comtech Telecommunications Corp.	S-4	333-236840	March 2, 2020	-	$1,388.18	Equity	(4)	Common Stock, $0.10 par value per share	(4)	4,854,979	(4)	$141,759,620.52	(4)	-
Fee Offset Sources	Comtech Telecommunications Corp.	S-4	333-236840	-	March 2, 2020	-	-		-		-		-		$18,400

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, recapitalization or other similar transactions.

(2)	Amount of Registration Fee, estimated based on $3.59, the average of the high and low prices of the shares of the Registrant’s Common Stock on The Nasdaq Global Select Market on March 17, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) and 457(h) of the Securities Act).

(3)	Amount registered represents shares of the Registrant's Common Stock which shall become available for issuance under the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan, as amended.

(4)	A filing fee of $18,400 was previously paid in connection with the Registrant’s March 2, 2020 filing of a registration statement on Form S-4 (File No. 333-236840) registering $141,759,620.52 in aggregate offering amount of the Registrant’s Common Stock (as amended, the “Prior Registration Statement”). The Prior Registration Statement was subsequently withdrawn on October 15, 2020 and no securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset $4,104.35 of the total filing fee due under its Registration Statement on Form S-3 (File Number 333-253827), filed on March 3, 2021, $518.76 of the total filing fee due under its Registration Statement on Form S-3 (File Number 333-266120), filed on July 13, 2022, $3,208.63 of the total filing fee due under its Registration Statement on Form S-8 (File Number 333-269266), filed on January 17, 2023, $2,072.50 of the total filing fee due under its Registration Statement on Form S-8 (File Number 333-276126), filed on December 18, 2023, $678.20 of the total filing fee due under its Registration Statement on Form S-1 (File Number 333-280839), filed on July 16, 2024, and $870.38 of the total filing fee due under its Registration Statement on Form S-8 (File Number 333-284414), filed on January 22, 2025, leaving a remaining balance of $6,947.18 available for future fee offsets by the Registrant. Accordingly, in accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $1,388.18 currently due pursuant to this registration statement.